SLM Private Credit Student Loan Trust 2004-A Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I.  Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,187,391,567.08	$(13,677,931.12)	$1,173,713,635.96
	ii	Interest to be Capitalized	43,434,805.94		45,276,337.49

	iii	Total Pool	$1,230,826,373.02		$1,218,989,973.45

	iv	Cash Capitalization Account (Cii)	73,853,840.27		73,853,840.27

	v	Asset Balance	$1,304,680,213.29		$1,292,843,813.72

	i	Weighted Average Coupon (WAC)	6.400%		6.747%
	ii	Weighted Average Remaining Term	185.83		184.20
	iii	Number of Loans	143,575		141,860
	iv	Number of Borrowers	101,364		100,151
	v	Prime Loans Outstanding	$997,455,546.79		$991,134,945.47
	vi	T-bill Loans Outstanding	$231,900,744.15		$227,251,902.53
	vii	Fixed Loans Outstanding	$1,470,082.08		$603,125.45

						% of		% of
	Notes		Cusips	Spread	Balance 3/15/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CBF0	0.060%	$541,741,271.38	42.396%	$529,904,871.81	41.857%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	24.025%	307,000,000.00	24.250%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	25.435%	325,016,000.00	25.673%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.415%	43,641,000.00	3.447%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.729%	60,426,000.00	4.773%

	viii	Total Notes			$1,277,824,271.38	100.000%	$1,265,987,871.81	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	ii	Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	iii	Cash Capitalization Acct Balance ($)	$73,853,840.27	$73,853,840.27

	iv	Initial Asset Balance	$1,342,797,095.73	$1,342,797,095.73
	v	Specified Overcollateralization Amount	$26,855,941.91	$26,855,941.91
	vi	Actual Overcollateralization Amount	$26,855,941.91	$26,855,941.91

	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2004-A Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,354,895.73
	ii	Purchases by Servicer (Delinquencies >180)	2,418,730.79
	iii	Other Servicer Reimbursements	29.91
	iv	Other Principal Reimbursements	42,864.40

	v	Total Principal Collections	$21,816,520.83

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(7,830,788.96)
	iii	Capitalized Insurance Fee	(308,826.10)
	iv	Other Adjustments	1,025.35

	v	Total Non-Cash Principal Activity	$(8,138,589.71)

C	Total Student Loan Principal Activity		$13,677,931.12

D	Student Loan Interest Activity
	i	Interest Payments Received	$9,356,849.59
	ii	Purchases by Servicer (Delinquencies >180)	115,743.49
	iii	Other Servicer Reimbursements	2.41
	iv	Other Interest Reimbursements	2,088.44
	v	Late Fees	158,678.24
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$9,633,362.17

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	7,830,788.96
	iii	Other Interest Adjustments	(357.49)

	iv	Total Non-Cash Interest Adjustments	$7,830,431.47

F	Total Student Loan Interest Activity		$17,463,793.64

III. 2004-A Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$18,349,091.90
	ii	Consolidation Principal Payments	1,005,803.83
	iii	Purchases by Servicer (Delinquencies >180)	2,418,730.79
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	29.91
	vi	Other Re-purchased Principal	42,864.40

	vii	Total Principal Collections	$21,816,520.83

B	Interest Collections
	i	Interest Payments Received	$9,347,616.83
	ii	Consolidation Interest Payments	9,232.76
	iii	Purchases by Servicer (Delinquencies >180)	115,743.49
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	2.41
	vi	Other Re-purchased Interest	2,088.44
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	158,678.24

	ix	Total Interest Collections	$9,633,362.17

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$658,409.88

G	Borrower Incentive Reimbursements		$96,616.62

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$7,672,649.72

J	Other Deposits		$202,360.28

	TOTAL FUNDS RECEIVED		$40,079,919.50
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,382,384.85)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUN		$38,697,534.65

K	Amount released from Cash Capitalizaton Accoun		$0.00

L	AVAILABLE FUNDS		$38,697,534.65

M	Servicing Fees Due for Current Period		$687,042.70

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$707,042.70

IV. 2004-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	2/28/2005	5/31/2005

		June 15, 2004 to March 16, 2009	15%	$187,823,743.76	$187,823,743.76
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$4,952,031.89	$7,370,762.68
	iii	Cumulative Interest Purchases by Servicer		$187,388.75	$303,132.24
	iv	Total Gross Defaults:		$5,139,420.64	$7,673,894.92

V. 2004-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	6.491%	6.773%	37,975	29,296	26.450%	20.651%	$272,682,144.32	$208,873,784.01	22.965%	17.796%

Grace	6.491%	6.660%	13,434	18,498	9.357%	13.040%	108,017,756.55	140,432,571.48	9.097%	11.965%

Deferment	6.072%	6.470%	10,430	9,482	7.264%	6.684%	90,921,113.94	83,733,956.67	7.657%	7.134%

TOTAL INTERIM	6.410%	6.678%	61,839	57,276	43.071%	40.375%	$471,621,014.81	$433,040,312.16	39.719%	36.895%
REPAYMENT
Active
Current	6.220%	6.614%	69,582	73,978	48.464%	52.149%	$596,076,893.98	$633,654,115.85	50.201%	53.987%
31-60 Days Delinquent	7.207%	8.058%	2,554	1,893	1.779%	1.334%	21,956,545.14	16,158,867.94	1.849%	1.377%
61-90 Days Delinquent	7.738%	8.639%	1,236	696	0.861%	0.491%	10,242,876.51	6,053,336.18	0.863%	0.516%
91-120 Days Delinquent	8.062%	8.742%	566	772	0.394%	0.544%	4,782,469.79	6,787,766.47	0.403%	0.578%
121-150 Days Delinquent	8.649%	8.910%	332	429	0.231%	0.302%	2,891,936.64	3,580,948.15	0.244%	0.305%
151-180 Days Delinquent	7.457%	7.680%	77	68	0.054%	0.048%	745,463.44	649,135.48	0.063%	0.055%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.101%	7.556%	7,389	6,748	5.146%	4.757%	79,074,366.77	73,789,153.73	6.660%	6.287%

TOTAL REPAYMENT	6.393%	6.787%	81,736	84,584	56.929%	59.625%	$715,770,552.27	$740,673,323.80	60.281%	63.105%

GRAND TOTAL	6.400%	6.747%	143,575	141,860	100.000%	100.000%	$1,187,391,567.08	$1,173,713,635.96	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2004-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.927%	108,576	$855,625,138.84	72.899%
- Law Loans	6.666%	17,359	149,196,550.06	12.711%
- Med Loans	5.860%	12,103	116,827,294.40	9.954%
- MBA Loans	5.945%	3,822	52,064,652.66	4.436%

- Total	6.747%	141,860	$1,173,713,635.96	100.000%

*Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$997,455,546.79
	Counterparty Pays:
	ii	3 Month LIBOR			3.01000%
	iii	Gross Swap Receipt Due Trust			$7,672,649.72
	iv	Days in Period	3/15/2005	6/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6400%		2.86000%
	vi	Gross Swap Payment Due Counterparty			$7,190,424.75
	vii	Days in Period	3/15/2005	6/15/2005	92

B	Cap Payments				Cap Calculation

	i	Notional Swap Amount			$840,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			3.01000%
	iii	Cap Rate			6.50000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	3/15/2005	6/15/2005	92
	vi	Cap Payment due Trust			$0.00

VIII. 2004-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.007845556	3/15/05 - 6/15/05	3.07000%

B	Class A-2 Interest Rate	0.008203333	3/15/05 - 6/15/05	3.21000%

C	Class A-3 Interest Rate	0.008714444	3/15/05 - 6/15/05	3.41000%

D	Class B Interest Rate	0.009174444	3/15/05 - 6/15/05	3.59000%

E	Class C Interest Rate	0.010120000	3/15/05 - 6/15/05	3.96000%

IX. 2004-A Inputs From Prior Period 2/28/2005

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$1,187,391,567.08
	ii Interest To Be Capitalized	43,434,805.94

	iii Total Pool	$1,230,826,373.02
	iv Cash Capitalization Account (CI)	73,853,840.27

	v Asset Balance	$1,304,680,213.29

B	Total Note and Certificate Factor	0.956395900
C	Total Note Balance	$1,277,824,271.38

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class B	Class C

	i Current Factor	0.902902100	1.000000000	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$541,741,271.38	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00

	iii Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	iv Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
F	Unpaid Administration fees from Prior Quarter(s)	$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarters	$0.00

X. 2004-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$1,173,757,271	$1,217,398,271	$1,277,824,271
Asset Balance	2/28/05	$1,304,680,213	$1,304,680,213	$1,304,680,213

Pool Balance	5/31/05	$1,218,989,973	$1,218,989,973	$1,218,989,973
Amounts on Deposit*	6/15/05	95,052,889	94,652,507	94,040,996
Total		$1,314,042,862	$1,313,642,481	$1,313,030,969

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$130,922,941.91
Specified Class A Enhancement		$193,926,572.06	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amoun

Class B Enhancement		$87,281,941.91
Specified Class B Enhancement		$130,900,436.14	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,855,941.91
Specified Class C Enhancement		$38,785,314.41	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amoun

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class

XI. 2004-A Cash Capitalization Account Triggers

A	i	Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$73,853,840.27
	ii	Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	$—

	iii	Cash Capitalization Account Balance (CI)*		$73,853,840.27

B	i	5.50% of Initial Asset Balance		$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Bal		$—
	iii	Release B(ii) excess to Collection Account?**	6/15/2005	NO EXCESS (Bii) TO RELEASE

C	i	3.50% of Initial Asset Balance		$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Bal		$26,855,941.92
	iii	Release C(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE
		Release from Cash Capitalization Account (R)* (Biii + Ciii)	6/15/2005	$—

*as defined under “Asset Balance” on page S-69 of the prospectus supplemen
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus suppleme

XII. 2004-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No

ii	Aggregate A Notes Outstanding	3/15/2005	$1,173,757,271.38
iii	Asset Balance	5/31/2005	$1,292,843,813.72

iv	First Priority Principal Distribution Amount	6/15/2005	$—
			—

v	Is the Class B Note Parity Trigger in Effect?		No

vi	Aggregate A and B Notes Outstanding	3/15/2005	$1,217,398,271.38
vii	Asset Balance	5/31/2005	$1,292,843,813.72
viii	First Priority Principal Distribution Amount	6/15/2005	$—

ix	Second Priority Principal Distribution Amoun	6/15/2005	$—
			—

x	Is the Class C Note Parity Trigger in Effect?		No

xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$1,277,824,271.38
xii	Asset Balance	5/31/2005	$1,292,843,813.72
xiii	First Priority Principal Distribution Amount	6/15/2005	$—
xiv	Second Priority Principal Distribution Amount	6/15/2005	$—

xv	Third Priority Principal Distribution Amoun	6/15/2005	$—
			—

Regular Principal Distribution

i	Aggregate Notes Outstanding	3/15/2005	$1,277,824,271.38
ii	Asset Balance	5/31/2005	$1,292,843,813.72
iii	Specified Overcollateralization Amount	6/15/2005	$26,855,941.91
iv	First Priority Principal Distribution Amount	6/15/2005	$—
v	Second Priority Principal Distribution Amount	6/15/2005	$—
vi	Third Priority Principal Distribution Amoun	6/15/2005	$—
vii	Regular Principal Distribution Amount		$11,836,399.57

Class A Noteholders’ Principal Distribution Amount

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	5/31/2005	$1,292,843,813.72
iii	85% of Asset Balance	5/31/2005	$1,098,917,241.66
iv	Specified Overcollateralization Amount	6/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii – iv)		$1,098,917,241.66
vi	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$11,836,399.57
vii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amount

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	5/31/2005	$1,292,843,813.72
iii	89.875% of Asset Balance	5/31/2005	$1,161,943,377.57
iv	Specified Overcollateralization Amount	6/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii – iv)		$1,161,943,377.57
vi	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	5/31/2005	$1,292,843,813.72
iii	97% of Asset Balance	5/31/2005	$1,254,058,499.31
iv	Specified Overcollateralization Amount	6/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii – iv)		$1,254,058,499.31
vi	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Dat		$—
vii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Dat		$—

XIII. 2004-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-K )		$38,697,534.65	$38,697,534.65

B	Primary Servicing Fees-Current Month plus any Unpaid		$687,042.70	$38,010,491.95

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$37,990,491.95

D	Gross Swap Payment due		$7,190,424.75	$30,800,067.20

E	i	Class A-1 Noteholders' Interest Distribution Amount due 6/15/2005	$4,250,261.24	$26,549,805.96
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$2,518,423.33	$24,031,382.63
	iii	Class A-3 Noteholders' Interest Distribution Amount due 6/15/2005	$2,832,333.88	$21,199,048.75
	vi	Swap Termination Fees due 6/15/2005	$0.00	$21,199,048.75

F	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$21,199,048.75

G	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$400,381.93	$20,798,666.82

H	Second Priority Principal Distribution Amount - Principal Distribution Accoun		$0.00	$20,798,666.82

I	Class C Noteholders’ Interest Distribuition Amount		$611,511.12	$20,187,155.70

J	Third Priority Principal Distribution Amount - Principal Distribution Accoun		$0.00	$20,187,155.70

K	Increase to the Specified Reserve Account Balance		$0.00	$20,187,155.70

L	Regular Principal Distribution Amount - Principal Distribution Accoun		$11,836,399.57	$8,350,756.13

M	Carryover Servicing Fees		$0.00	$8,350,756.13

N	Swap Termination Payments		$0.00	$8,350,756.13

O	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$8,350,756.13

P	Remaining Funds to the Certificateholders		$8,350,756.13	$0.00

XIV. 2004-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$11,836,399.57	$11,836,399.57

B	i	Class A-1 Principal Distribution Amount Paid	$11,836,399.57	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due			$4,250,261.24	$2,518,423.33	$2,832,333.88	$400,381.93	$611,511.12
	ii	Quarterly Interest Paid			4,250,261.24	2,518,423.33	2,832,333.88	400,381.93	611,511.12

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$11,836,399.57	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			11,836,399.57	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$16,086,660.81	$2,518,423.33	$2,832,333.88	$400,381.93	$611,511.12

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CBF0	$541,741,271.38		$529,904,871.81
		A-1 Note Pool Factor		0.902902100	0.019727300	0.883174800

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-A Historical Pool Information

			3/1/05-5/31/05	12/01/04-2/28/05	9/1/04-11/30/04	6/1/04-8/31/04	02/24/04-05/31/04

Beginning Student Loan Portfolio Balance			$1,187,391,567.08	$1,195,375,713.70	$1,198,179,835.60	$1,203,521,802.57	$1,213,231,182.32

	Student Loan Principal Activity
	i	Principal Payments Received	$19,354,895.73	$16,326,114.24	$13,858,059.38	$14,188,403.39	$14,555,943.75
	ii	Purchases by Servicer (Delinquencies >180)	2,418,730.79	1,444,092.14	1,840,883.36	1,439,710.86	227,345.53
	iii	Other Servicer Reimbursements	29.91	(7,015.75)	7,021.28	0.00	0.00
	iv	Seller Reimbursements	42,864.40	288,754.27	735,857.80	209,072.81	1,450,959.90

	v	Total Principal Collections	$21,816,520.83	$18,051,944.90	$16,441,821.82	$15,837,187.06	$16,234,249.18
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(7,830,788.96)	(9,289,692.57)	(12,407,572.74)	(9,612,094.26)	(6,171,529.04)
	iii	Capitalized Insurance Fee	($308,826.10)	($779,168.36)	($1,196,743.01)	($884,882.91)	($387,523.24)
	iv	Other Adjustments	1,025.35	1,062.65	(33,384.17)	1,757.08	34,182.85

	v	Total Non-Cash Principal Activity	$(8,138,589.71)	$(10,067,798.28)	$(13,637,699.92)	$(10,495,220.09)	$(6,524,869.43)

(-)	Total Student Loan Principal Activity		$13,677,931.12	$7,984,146.62	$2,804,121.90	$5,341,966.97	$9,709,379.75

	Student Loan Interest Activity
	i	Interest Payments Received	$9,356,849.59	$7,864,156.53	$6,148,038.94	$5,593,907.48	$5,083,095.36
	ii	Repurchases by Servicer (Delinquencies >180)	115,743.49	60,343.01	75,871.20	46,191.44	4,983.10
	iii	Other Servicer Reimbursements	2.41	0.01	1,023.61	5.91	1.46
	iv	Seller Reimbursements	2,088.44	14,435.09	44,747.30	11,313.48	57,751.49
	v	Late Fees	158,678.24	126,630.50	92,544.47	80,717.21	68,613.01
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	9,633,362.17	8,065,565.14	6,362,225.52	5,732,135.52	5,214,444.42

	Student Loan Non-Cash Interest Activit
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	7,830,788.96	9,289,692.57	12,407,572.74	9,612,094.26	6,171,529.04
	iii	Other Interest Adjustments	(357.49)	10,084.48	21,705.33	22,301.48	59,757.30

	iv	Total Non-Cash Interest Adjustments	$7,830,431.47	$9,299,777.05	$12,429,278.07	$9,634,395.74	$6,231,286.34

	v	Total Student Loan Interest Activity	$17,463,793.64	$17,365,342.19	$18,791,503.59	$15,366,531.26	$11,445,730.76

(=)	Ending Student Loan Portfolio Balance		$1,173,713,635.96	$1,187,391,567.08	$1,195,375,713.70	$1,198,179,835.60	$1,203,521,802.57
(+)	Interest to be Capitalized		$45,276,337.49	$43,434,805.94	$43,275,281.21	$46,266,131.68	$46,171,852.00

(=)	TOTAL POOL		$1,218,989,973.45	$1,230,826,373.02	$1,238,650,994.91	$1,244,445,967.28	$1,249,693,654.57

(+)	Cash Capitalization Account Balance (CI		$73,853,840.27	$73,853,840.27	$90,638,804.00	$90,638,804.00	$90,638,804.00

(=)	Asset Balance		$1,292,843,813.72	$1,304,680,213.29	$1,329,289,798.91	$1,335,084,771.28	$1,340,332,458.57

XVII. 2004-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-04	$1,249,693,655	2.26%
Sep-04	$1,244,445,967	2.42%
Dec-04	$1,238,650,995	2.39%
Mar-05	$1,230,826,373	2.22%
Jun-05	$1,218,989,973	2.30%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.